Exhibit 99.1

SOLAR JUICE PTY LIMITED

FINANCIAL STATEMENTS

JUNE 30, 2014 AND 2013

Independent Auditors’ Report

The Board of Directors

Solar Juice Pty Limited:

We have audited the accompanying financial statements of Solar Juice Pty Limited, which comprise the balance sheets as of June 30, 2014 and 2013, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Juice Pty Limited as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

(signed) KPMG

Sydney, Australia

August 06, 2015

STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

	Note	Year ended June 30, 2014	Year ended June 30, 2013
		AUD ‘000	AUD ‘000
Revenue	7	84,435	66,754
Cost of sales		(78,465)	(61,368)

Gross profit		5,970	5,386

Interest income	7	18	32
Other income	7	1,606	1,309
Other gains and losses	8	529	2,324
Allowance for bad and doubtful debts	10	(672)	(195)
Depreciation and amortisation expense	13	(81)	(58)
Consulting and other professional fees		(259)	(224)
Employee benefit expenses		(1,174)	(861)
Sales and marketing expenses		(146)	(164)
Occupancy expenses		(500)	(445)
Insurance expenses		(283)	(161)
Travel expenses		(56)	(29)
Finance costs		(298)	(51)
Other expenses		(331)	(256)

Profit before tax	8	4,323	6,607
Income tax expense	9	(1,300)	(1,982)

PROFIT FOR THE YEAR		3,023	4,625

Other comprehensive income for the year, net of income tax		—	—

TOTAL COMPREHENSIVE INCOME FOR THE YEAR		3,023	4,625

The accompanying notes are an integral part of these financial statements

BALANCE SHEETS AS OF JUNE 30, 2014 AND 2013

	Note	June 30, 2014	June 30, 2013
		AUD ‘000	AUD ‘000
Current assets
Cash and bank balances	22(a)	86	5,448
Trade and other receivables	10	7,804	7,851
Other financial assets	11	638	1,305
Inventories	12	10,889	9,155
Other		626	262

Total current assets		20,043	24,021

Non-current assets
Property, plant and equipment	13	391	298
Deferred tax assets	9	231	259

Total non-current assets		622	557

Total assets		20,665	24,578

Current liabilities
Trade and other payables	14	9,741	12,685
Borrowings	15	1,618	2,034
Other financial liabilities	16	81	—
Current tax liabilities	9	442	2,327
Provisions	17	218	82
Other liabilities		19	—

Total current liabilities		12,119	17,128

Non-current liabilities
Deferred tax liabilities	9	69	—
Provisions	17	11	7

Total non-current liabilities		80	7

Total liabilities		12,199	17,135

Net assets		8,466	7,443

Equity
Issued capital	18	—	—
Retained earnings		8,466	7,443

Total equity		8,466	7,443

The accompanying notes are an integral part of these financial statements

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

	Issued capital	Retained earnings	Total
	AUD ‘000	AUD ‘000	AUD ‘000
Balance at July 1, 2012	—	5,675	5,675
Profit for the year	—	4,625	4,625
Other comprehensive income net of tax	—	—	—

Total comprehensive income for the year	—	4,625	4,625

Payment of dividends (Note 19)	—	(2,857)	(2,857)

Balance at June 30, 2013	—	7,443	7,443

Profit for the year	—	3,023	3,023
Other comprehensive income net of tax	—	—	—

Total comprehensive income for the year	—	3,023	3,023

Payment of dividends (Note 19)	—	(2,000)	(2,000)

Balance at June 30, 2014	—	8,466	8,466

The accompanying notes are an integral part of these financial statements

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

	Note	Year ended June 30, 2014	Year ended June 30, 2013
		AUD ‘000	AUD ‘000
Cash flows from operating activities
Receipts from customers		102,512	93,865
Payments to suppliers and employees		(102,083)	(88,822)
Interest received		18	32
Interest and other costs of finance paid		(23)	(51)
Net income tax paid		(3,088)	(1,493)

Net cash (used in) / generated by operating activities	22(b)	(2,664)	3,531

Cash flows from investing activities
Payments for property, plant and equipment		(72)	(133)
Amounts advanced to related parties		(210)	(300)

Net cash used in investing activities		(282)	(433)

Cash flows from financing activities
Dividends paid		(2,000)	(2,857)
Proceeds from borrowings		265	857
Repayment of borrowings		(846)	—

Net cash used in financing activities		(2,581)	(2,000)

Net (decrease) / increase in cash and cash equivalents		(5,527)	1,098

Cash and cash equivalents at the beginning of the financial year		5,448	4,350

Cash and cash equivalents at the end of the financial year	22(a)	(79)	5,448

The accompanying notes are an integral part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 1—REPORTING ENTITY

Solar Juice Pty Limited (the “Company”) was incorporated on September 18, 2009. The addresses of its registered office and its principal place of business are as follows:

Unit 1

10-12 Forsyth Close

WETHERILLPARK NSW 2164

Australia

The Company is a proprietary company, incorporated in Australia. The entity’s principal activities are the distribution of solar photovoltaic panels, solar inverters and other energy efficient solutions, both domestically and internationally. On May 28, 2015, 80% of the company’s equity interests were acquired by Solar Power, Inc. (“SPI”), an entity whose common stock is traded on the Over the Counter Bulletin Board in the United States. Thereafter, SPI has become the ultimate controlling party of the Company.

The accompanying financial statements were authorized for issue by the Board of Directors of the Company on August 6, 2015.

NOTE 2—BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The accompanying financial statements of the Company have been prepared in accordance with all applicable International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRSs).

The accounting policies set out in note 4 have been applied in preparing the financial statements for the year ended June 30, 2014 and 2013.

The financial statements have been prepared on a going concern basis which assumes the company will have sufficient cash to pay its debts as and when they become payable for a period of at least 12 months from the date of the financial report.

These financial statements are general purpose financial statements which have been prepared on the basis of historical cost, except for the revaluation of certain financial instruments. Historical cost is based on the fair values of the consideration given in exchange for assets. All amounts are presented in Australian dollars and are rounded off to the nearest thousand dollars, unless otherwise noted. These financial statements have been prepared for the purpose of complying with SPI reporting requirements.

NOTE 3— AMENDMENTS, NEW STANDARDS AND INTERPRETATIONS ISSUED BUT NOT YET EFFECTIVE FOR THE ANNUAL ACCOUNTING PERIOD ENDED JUNE 30, 2014 AND 2013

Up to the date of issue of these financial statements, the IASB has issued a number of amendments, new standards and interpretations which are not yet effective for the year ended June 30, 2014 and 2013, and which have not been adopted in these financial statements.

Effective annual financial periods beginning on or after
Amendments to IAS 32, Financial instruments: Presentation - Offsetting financial assets and financial liabilities	January 1, 2014
Amendments to IAS 36, Recoverable amount disclosure for non-financial assets	January 1, 2014
Amendments to IAS 19, Defined benefit plans: Employee contributions	July 1, 2014
Annual improvements to IFRS 2010-2012 cycle	July 1, 2014
Annual improvements to IFRS 2011-2013 cycle	July 1, 2014
Annual improvements to IFRS 2012-2014 cycle	January 1, 2016
Amendments to IAS 16 and IAS 38, Clarification of acceptable methods of depreciation and amortization	January 1, 2016
Amendments to IFRS 10 and IAS 28, Sale or contribution of assets between an investor and its associate or joint venture	January 1, 2016
IFRS 9, Financial Instruments	January 1, 2018

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 4—SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been adopted in the preparation and presentation of the financial report:

4.1	Foreign currency

The financial statements of the company are presented in its functional currency being the currency of the primary economic environment in which the entity operates. For the purpose of the financial statements, the results and financial position of the entity is expressed in Australian dollars, which is the functional currency of Solar Juice Pty Limited and the presentation currency for the financial statements.

In preparing the financial statements of the company, transactions in currencies other than the company’s functional currency are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the reporting date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences are recognised in profit or loss in the period in which they arise.

4.2	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

ii.	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the statement of cash flows on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified within operating cash flows.

4.3	Revenue

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances.

Sale of goods

Revenue from the sale of goods is recognised when the following conditions are satisfied:

•	the company has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Interest Income

Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the company and the amount of revenue can be measured reliably. Interest revenue is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount.

Marketing Income

Marketing income from the supplier incentives is recognised when it is probable that the economic benefits will flow to the company and the amount of revenue can be measured reliably. Marketing income is accrued on a time basis, by reference to the accumulated amount purchased from the supplier and at the incentive rate applicable.

4.4	Income tax

Income tax expense represents the sum of the tax currently payable and deferred tax.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences.

Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the company intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period

Current and deferred tax is recognised as an expense or income in the statement of profit or loss and other comprehensive income, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity.

4.5	Cash and cash equivalents

Cash comprises cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value and have a maturity of three months or less at the date of acquisition.

4.6	Financial instruments

Financial assets and financial liabilities are recognised when the company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Financial assets

Financial assets are classified into the following specified categories: ‘financial assets at fair value through profit or loss’ (FVTPL) and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Effective interest method

The effective interest method is a method of calculating the amortised cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or, where appropriate, a shorter period.

Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL.

A financial asset is classified as held for trading if:

•	it has been acquired principally for the purpose of selling it in the near term; or

•	on initial recognition it is part of a portfolio of identified financial instruments that the company manages together and has a recent actual pattern of short-term profit-taking; or

•	it is a derivative that is not designated and effective as a hedging instrument.

A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

•	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the company’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and IAS 39 ‘Financial Instruments: Recognition and Measurement’ permits the entire combined contract to be designated as at FVTPL.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognised in statement of profit or loss and other comprehensive income. The net gain or loss recognised in statement of profit or loss and other comprehensive income incorporates any interest earned on the financial asset and is included in the ‘other gains and losses’ line item.

Loans and receivables

Trade receivables, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method less impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

Financial assets

Impairment of financial assets

Financial assets, other than those at fair value through profit or loss, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that as a result of one or more events that occurred after the initial recognition of the financial asset the estimated future cash flows of the investment have been impacted.

For financial assets carried at amortised cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

The carrying amount of financial assets including uncollectible trade receivables is reduced by the impairment loss through the use of an allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in statement of profit or loss and other comprehensive income.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed through statement of profit or loss and other comprehensive income to the extent the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Derecognition of financial assets

The company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the company retains substantially all the risks and rewards of ownership of a transferred financial asset, the company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognised in other comprehensive income and accumulated in equity is recognised in profit or loss.

Financial liabilities and equity instruments

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the company are recognised at the proceeds received, net of direct issue costs.

Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at FVTPL’ or ‘other financial liabilities’.

Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when the financial liability is either held for trading or it is designated as at FVTPL.

A financial liability is classified as held for trading if:

•	it has been acquired principally for the purpose of repurchasing it in the near term; or

•	on initial recognition it is part of a portfolio of identified financial instruments that the company manages together and has a recent actual pattern of short-term profit-taking; or

•	it is a derivative that is not designated and effective as a hedging instrument.

A financial liability other than a financial liability held for trading may be designated as at FVTP if upon initial recognition if:

•	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

•	the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the company’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and IAS 39 ‘Financial Instruments: Recognition and Measurement’ permits the entire combined contract (asset or liability) to be designated as at FVTPL.

Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognised in profit or loss. The net gain or loss recognised in profit or loss incorporates any interest paid on the financial liability and is included in the ‘other gains and losses’ line item.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Other financial liabilities

Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs.

Other financial liabilities are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Derivative financial instruments

The company enters into derivative financial instruments, such as foreign exchange forward contracts, to manage its exposure to foreign exchange rate risk. Further details of derivative financial instruments are disclosed in Note 23.

Derivatives are initially recognised at fair value at the date the derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognised in statement of profit or loss and other comprehensive income immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in statement of profit or loss and other comprehensive income depends on the nature of the hedge relationship.

Derecognition of financial liabilities

The company derecognises financial liabilities when, and only when, the company’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

4.7	Inventories

Inventories are valued at the lower of cost and net realisable value. Costs of inventories are determined on a weighted average basis. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

4.8	Property, plant and equipment

Property, plant and equipment and equipment are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is provided on property, plant and equipment. Depreciation is calculated on a diminishing value basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value.

The following depreciation rates are used in the calculation of depreciation:

Class of fixed assets	Depreciation rate
• Warehouse equipment	15%
• Furniture and fittings	10% – 15%
• Motor vehicles	18% – 25%
• Office equipment	15% – 33%

The cost of leasehold improvements is amortised over the remaining period of the individual lease or the estimated useful life of the improvement to the company, whichever is the shorter.

The gain or loss arising on disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in statement of profit or loss and other comprehensive income.

4.9	Borrowing costs

Borrowing costs are recognised in statement of profit or loss and other comprehensive income in the period in which they are incurred.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

4.10	Leased assets

Leases are classified as finance leases when the terms of the lease transfer substantially all the risks and rewards incidental to ownership of the leased asset to the lessee. All other leases are classified as operating leases.

Company as lessee

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

Lease incentives

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefits of incentives are recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

4.11	Impairment of tangible assets

At each reporting date, the company reviews the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at fair value, in which case the reversal of the impairment loss is treated as a revaluation increase.

4.12	Employee benefits

A liability is recognised for benefits accruing to employees in respect of wages and salaries, annual leave and long service leave when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognised in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement, plus related on-costs.

Liabilities recognised in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the company in respect of services provided by employees up to reporting date.

Defined contribution plans

Contributions to defined contribution superannuation plans are expensed when employees have rendered service entitling them to the contributions.

4.13	Provisions

Provisions are recognised when the company has a present obligation (legal or constructive) as a result of a past event, it is probable that the company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

NOTE 5—CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the company’s accounting policies, management is required to make judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical judgements (apart from those involving estimations, which are dealt with below), that management has made in the process of applying the company’s accounting policies and that have the most significant effect on the amounts recognised in the financial statements:

Inventories

Note 12 sets out the categories of inventory carried. The net realisable value of inventories is the estimated selling price in the ordinary course of business less estimated costs to sell which approximates fair value less cost to sell. The key assumptions require the use of management judgement and are reviewed annually. These key assumptions are the variables affecting the estimated costs to sell and the expected selling price. Any reassessment of cost to sell or selling price in a particular year will affect the cost of goods sold.

Key sources of estimation uncertainty

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

Aged inventory

The company carries significant inventories of stock-on-hand and which are older than two years old. The directors have determined that the recoverable amount exceeds carrying value, using the methodology described above.

NOTE 6—SEGMENT INFORMATION

The company is viewed as a single business segment involving distribution of solar photovoltaic panels, solar inverters and other energy efficient solutions, both domestically and internationally for the purposes of internal performance measurement and resource allocation by management. All revenues are derived from this product group. Geographic segmentation of revenue is based on country of origin and segmentation of capital assets is based on ownership which results in the geographic area of Australia.

Therefore, based on the way the company treats its operations as a single business unit, and the manner in which resource allocation decisions are made, the company has only one reportable operating segment for financial reporting purposes.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 7—REVENUE

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000
The following is an analysis of the company’s revenue for the year:
Revenue from the sale of goods	84,435	66,754
Interest income	18	32

Freight income	721	675
Marketing income	794	589
Management fee income	68	35
Other	23	10

Other income	1,606	1,309

NOTE 8—PROFIT FOR THE YEAR

(a)	Gains and losses

Profit for the year has been arrived at after crediting / (charging) the following gains and losses:

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000
Net foreign exchange gains/(losses):
Realised	159	2,330
Unrealised	309	(560)
Net gain arising on financial assets designated at FVTPL (i)	—	27
Gain on disposal of financial assets designated at FVTPL (ii)	142	527
Net loss arising on financial liabilities designated at FVTPL (iii)	(81)	—

	529	2,324

(i)	The amount represents an increase in fair value on remeasurement of financial assets held for trading and designated at fair value through profit and loss (“FVTPL”) (Note 11)
(ii)	The amount represents a net gain/(loss) on disposal of financial assets held for trading and designated at fair value through profit and loss (“FVTPL”) (Note 11)
(iii)	The comparative amount represents an unrealised net loss arising on foreign forward exchange contracts that economically hedge payments to suppliers denominated in foreign currencies, but for which hedge accounting is not applied (Note 16)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

(b)	Other expenses

Profit for the year includes the following expenses:

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000

Depreciation and amortisation of non-current assets	81	58

Allowance for bad and doubtful debts	672	195

Finance costs	298	51

Employee benefits:
Post-employment benefits	95	72
Other employment benefits	1,079	789

Total employee benefits	1,174	861

NOTE 9—INCOME TAXES

(a)	Income tax recognised in profit or loss

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000
Current tax
In respect of the current year	1,203	2,222
Deferred tax
In respect of the current year	97	(240)

Total tax expense	1,300	1,982

The income tax expense for the year can be reconciled to the accounting profit as follows:

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000

Profit before tax from operations	4,323	6,607

Income tax expense calculated at 30% (2013: 30%)	1,297	1,982
Effect of non-assessable income and non-deductible expenses	3	—

Income tax recognised in profit or loss	1,300	1,982

The tax rate used in the above reconciliation is the corporate tax rate of 30% payable by Australian corporate entities on taxable profits under Australian tax law. There has been no change in the corporate tax rate when compared with the previous reporting period.

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Current tax liability
Income tax payable	442	2,327

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Deferred tax balances

Deferred tax assets arise from the following:

	Opening balance	Recognised in profit or loss	Closing balance
	AUD ’000	AUD ’000	AUD ’000
2014
Temporary differences
Accrued expenses	2	43	45
Allowance for doubtful debts	18	13	31
Provision for stock obsolescence	45	62	107
Provision for employee entitlement	26	10	36
Make good leased premises, net	—	6	6
Lease smoothing liability	—	6	6
Unrealised foreign exchange losses, net	168	(168)	—

Presented in the balance sheet as deferred tax assets	259	(28)	231

	Opening balance	Recognised in profit or loss	Closing balance
	AUD ’000	AUD ’000	AUD ’000
2013
Temporary differences
Accrued expenses	20	(18)	2
Allowance for doubtful debts	15	3	18
Provision for stock obsolescence	15	30	45
Provision for employee entitlement	12	14	26
Unrealised foreign exchange losses, net	—	168	168

	62	197	259

Deferred tax balances

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Presented in the balance sheet as deferred tax assets	231	259

Deferred tax liabilities arise from the following:

	Opening balance	Recognised in profit or loss	Closing balance
	AUD ’000	AUD ’000	AUD ’000
2014
Temporary differences
Unrealised foreign exchange gains, net	—	69	69

	Opening balance	Recognised in profit or loss	Closing balance
	AUD ’000	AUD ’000	AUD ’000
2013
Temporary differences
Unrealised foreign exchange gains, net	43	(43)	—

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Presented in the balance sheet as deferred tax liabilities	69	—

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 10—TRADE AND OTHER RECEIVABLES

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Trade receivables	7,905	7,910
Less: allowance for doubtful debts	(101)	(59)

	7,804	7,851

The average credit period on sales of goods is 30 days. No interest is charged on trade receivables for the first 30 days from the date of the invoice. The company has recognised an allowance for doubtful debts of AUD101,000 (2013: AUD59,000). Allowances for doubtful debts are recognised against trade receivables based on estimated irrecoverable amounts determined by reference to past default experience of the counterparty and an analysis of the counterparty’s current financial position.

Before accepting any new customers, the company reviews customers’ financial performance, performs trade reference checks and confirms potential customers with the company’s debtor insurer before credit limits are determined. Debtors are reviewed monthly.

Included in the company’s trade receivable balance are debtors with a carrying amount of AUD3,143,000 (2013: AUD898,000) which are past due at the reporting date for which the company has not provided as there has not been a significant change in credit quality and the amounts are still considered recoverable. The company has credit risk management policies in place to mitigate the risk of financial loss from defaults. Refer Note 23(g).

Age of receivables that are past due but not impaired

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

31 - 60 days	2,010	563
61 - 90 days	396	135
91+ days	737	200

Total	3,143	898

Average age (days)	69	64

Movement in allowance for doubtful debts

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000
Balance at beginning of the year	59	50
Impairment losses recognised on receivables	672	195
Amounts written off during the year as uncollectible	(630)	(186)

Balance at end of the year	101	59

In determining the recoverability of a trade receivable, the company considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting period. The concentration of credit risk is limited due to the fact that the customer base is large and unrelated.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 11—OTHER FINANCIAL ASSETS

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Current
Financial assets designated at fair value through profit or loss (FVTPL):
Small-scale technology certificates (“STC’s”) held for trading (i)	128	1,005

	128	1,005

Loans and receivables carried at amortised cost:
Loans to shareholders (ii)	301	—
Loans to other related parties (iii)	209	300

	510	300

	638	1,305

(i)	STCs are financial assets created under the Australian Government’s Small-Scale Renewable Energy Scheme and traded in an unregulated market for environmental products in Australia. STCs are stated at fair value, with any gains or losses arising on remeasurement recognised in the statement of profit or loss and other comprehensive income.
(ii)	The loans to shareholders have been repaid in November 2014.
(iii)	Represents a short term and non-interest bearing loan to Solar Juice Commercial Pty Limited, an entity under the common control of Andrew Burgess and Rami Fedda who are shareholders and directors of the company. The loans have been repaid in May 2015.

NOTE 12—INVENTORIES

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Finished goods	11,244	9,305
Less: provision for obsolescence	(355)	(150)

	10,889	9,155

All inventories are expected to be recovered within twelve to twenty four months. The cost of inventory recognised as an expense during the year which is included within cost of sales is AUD76,621,000 (2013: AUD58,980,000).

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 13—PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Warehouse equipment at cost	Motor Vehicles at cost	Furniture & fittings at cost	Office equipment at cost	Total
	AUD ’000	AUD ’000	AUD ’000	AUD ’000	AUD ’000	AUD ’000
Gross carrying amount
Balance at July 1, 2012	34	14	151	46	15	260
Additions	—	—	103	20	10	133

Balance at June 30, 2013	34	14	254	66	25	393
Additions	102	—	—	60	12	174

Balance at June 30, 2014	136	14	254	126	37	567

Accumulated depreciation/ amortisation
Balance at July 1, 2012	1	1	27	4	4	37
Depreciation / amortisation expense	3	2	43	5	5	58

Balance at June 30, 2013	4	3	70	9	9	95
Depreciation / amortisation expense	22	2	36	12	9	81

Balance at June 30, 2014	26	5	106	21	18	176

Net book value
As at June 30, 2013	30	11	184	57	16	298

As at June 30, 2014	110	9	148	105	19	391

NOTE 14—TRADE AND OTHER PAYABLES

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Trade payables (i)	8,027	11,840
Goods and services tax payable, net	322	209
Customer deposits	190	252
Other creditors and accruals	1,202	384

	9,741	12,685

The average credit period on purchases of goods is 30 days (2013: 30 days). No interest is charged on the trade payables. The company has financial risk management policies in place to ensure that all payables are paid within the credit timeframe.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 15—BORROWINGS

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Current
Unsecured – at amortised cost
Shareholders’ loans:
- Andrew Burgess (i)	—	395
- Rami Fedda (i)	—	425
- Simon Tan (i)	1,214	1,214

	1,214	2,034

Secured – at amortised cost
Bank overdraft (ii)	165	—
Bank loan (ii)	239	—

	404	—

	1,618	2,034

Summary of borrowing arrangements:

(i)	The shareholders’ loans are non-demand loans, have no terms of repayment, are non-interest bearing, and are unsecured.
(ii)	Secured by a mortgage over the personal assets of the director, Rami Fedda accompanied by unsupported debt and interest held by the director, Andrew Burgess. The average effective interest rate on the bank overdraft and bank loan is 10.23% and 7.16% per annum, respectively.

NOTE 16—OTHER FINANCIAL LIABILITIES

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Financial liabilities carried at fair value through profit or loss (FVTPL):
Held for trading derivatives not designated in hedge accounting relationships (i)	81	—

(i)	Represents foreign forward exchange contracts that economically hedges payments to suppliers denominated in foreign currencies, but for which hedge accounting is not applied.

NOTE 17—PROVISIONS

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000

Employee benefits (i)	124	89
Make good leased premises (ii)	105	—

	229	89

Current	218	82
Non-current	11	7

	229	89

(i)	The provision for employee benefits represents annual leave and vested long service leave entitlements accrued.
(ii)	The provision for make good relates to the contractual commitment to restore leased premises to a non-altered, pre fit-out state at the end of the relevant lease term. The lease is expected to expire in 2018. The estimate may vary as a result of changes in the utilisation of the leased premise.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 18—ISSUED CAPITAL

	June 30, 2014	June 30, 2013
	AUD	AUD

100 fully paid ordinary shares	100	100

	Year ended June 30, 2014		Year ended June 30, 2013
	No.	AUD	No.	AUD
Fully paid ordinary shares
Balance at beginning of financial year	100	100	100	100

Balance at end of financial year	100	100	100	100

Fully paid ordinary shares carry one vote per share and carry the right to dividends.

Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from July 1, 1998. Therefore, the company does not have a limited amount of authorised capital and issued shares do not have a par value.

NOTE 19—DIVIDENDS

	Year ended June 30, 2014		Year ended June 30, 2013
	AUD per share	Total AUD ’000	AUD per share	Total AUD ’000

Recognised amounts
Fully paid ordinary shares
Final dividend:
Fully franked at a 30% tax rate	20,000.00	2,000	28,571.43	2,857

	June 30 2014	June 30 2013
	AUD ’000	AUD ’000

Adjusted franking account balance	3,563	601

In respect of the financial year ended June 30, 2014, a final dividend of AUD2,000,000 was declared and paid during the year, franked at 30% corporate income tax rate.

In respect of the financial year ended June 30, 2013, a final dividend of AUD2,857,000 was declared and paid during the year, franked at 30% corporate income tax rate.

NOTE 20—LEASE COMMITMENTS

Operating leases

Leasing arrangements

Operating leases relate to lease of the property located at Wetherill Park and with lease terms of 5 years with option to renew the lease at the end of the lease term. The company does not have an option to purchase the leased property at the expiry of the lease periods.

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Non-cancellable operating lease commitments
Not later than 1 year	246	227
Later than 1 year and not later than 5 years	821	1,044
Later than 5 years	—	23

	1,067	1,294

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

NOTE 21—CONTINGENT LIABILITIES

The details and estimated maximum amounts of contingent liabilities which may become payable are shown below. No provision has been made in the financial statements in respect of these contingencies

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Bank guarantee (Note 22)	192	38
Potential liabilities from Aluminum Rail Customs Investigation (Note 25)	798	413

(i)	A contingent liability exists for a secured bank guarantee in favour of the landlord relating to conditions set out in the lease of the property at Wetherill Park.
(ii)	Details of Potential liabilities from Aluminum Rail Customs Investigation are disclosed in Note 25 to the financial statements.

NOTE 22—NOTES TO THE STATEMENT OF CASH FLOWS

(a)	Reconciliation of cash and cash equivalents

For the purposes of the statement of cash flows, cash and cash equivalents includes cash on hand and in banks. Cash and cash equivalents at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Cash on hand	1	2
Balances with banks	16	5,379
Short term deposits, classified as cash equivalents	69	67

	86	5,448
Bank overdraft	(165)	—

	(79)	5,448

(i)	Short term deposits with Westpac Banking Corporation of AUD42,000 (2013: AUD38,000) is pledged as collateral for bank guarantees.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

(b)	Reconciliation of profit for the year to net cash flows from operating activities

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000
Profit for the year	3,023	4,625

Depreciation and amortisation	81	58
Allowance for bad and doubtful debts	672	195
Provision for stock obsolescence and inventory write downs	80	535
Net gain arising on other financial assets carried at FVTPL	—	(27)
Unrealised foreign exchange (gain) / loss	(309)	560

Decrease / (increase) in deferred tax assets	28	(197)
(Decrease) / increase in deferred tax liabilities	69	(43)
(Decrease) / increase in current tax liabilities	(1,885)	729

Changes in net assets and liabilities:
(Increase) / decrease in assets:
Trade and other receivables	(643)	155
Other financial assets	877	(327)
Inventories	(1,813)	(6,370)
Other assets	(374)	85
Increase / (decrease) in liabilities:
Trade and other payables	(2,607)	3,520
Other financial liabilities	81	(16)
Provisions	56	49

Net cash (used in) / generated by operating activities	(2,664)	3,531

NOTE 23—FINANCIAL INSTRUMENTS

(a)	Capital management

The company manages its capital to ensure that it will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance.

The company manages its capital through the retention of earnings, and this overall strategy remains unchanged from 2013.

The capital structure of the company consists of debt from shareholders, which includes net debt (borrowings as detailed in Note 15 offset by cash and bank balances) and equity.

The company is not subject to any externally imposed capital requirements.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

(b)	Categories of financial instruments

	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000
Financial assets
Cash and bank balances	86	5,448
Loans and receivables	8,314	8,151
Fair value through profit or loss (FVTPL) – held for trading	128	1,005

Financial liabilities
Bank overdraft and loans	404	—
Fair value through profit or loss (FVTPL)	81	—
Amortised cost	10,955	14,719

(c)	Financial risk management objectives

The Board approves and manages the risk management processes. The objective is to limit exposure of unfavourable events across market risk, credit risk, liquidity and foreign exchange risk.

(d)	Market risk

The company’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates (refer Note 23(e)). The company also has a limited exposure to changes in interest rates (refer Note 23(f)). The company enters into a variety of derivative financial instruments to manage its exposure to foreign currency risk, including foreign forward exchange contracts. At year end there were no open forward exchange contracts. The company does not enter into interest rate derivative financial instruments.

There has been no change to the company’s exposure to market risks or the manner in which it manages and measures the risk from the previous period.

(e)	Foreign currency risk management

The company undertakes certain transactions denominated in foreign currencies, hence exposures to exchange rate fluctuations arise. Exchange rate exposures are managed by derivative financial instruments.

The carrying amount of the company’s foreign currency denominated monetary assets and monetary liabilities at the reporting date is as follows:

	Liabilities		Assets
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000	AUD ’000	AUD ’000

US dollars	3,380	5,864	764	81
EUROs	3,337	2,818	31	—

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

Foreign currency sensitivity analysis

The company is mainly exposed to movement in the US dollars and EUROs.

The following table details the company’s sensitivity to a 5% increase and 5% decrease in the Australian Dollar against the relevant foreign currencies. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates. The sensitivity analysis includes foreign currency denominated cash and cash equivalents, trade receivables and trade payables. A positive number indicates an increase in profit or loss and other equity where the Australian Dollar strengthens against the respective currency.

For a weakening of the Australian Dollar against the respective currency there would be an equal and opposite impact on the profit and other equity, and the balances below would be negative.

	USD impact			EURO impact
	June 30, 2014	June 30, 2013		June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000		AUD ’000	AUD ’000

Profit or loss before income tax	131	289	(i)	165	141	(ii)

(i)	This is mainly attributable to gains or losses on USD cash and cash equivalents, receivables and payables.
(ii)	This is mainly attributable to gains or losses on EURO payables.

Forward foreign exchange contracts

It is the policy of the company to enter into forward foreign exchange contracts to manage the risk associated with anticipated purchase transactions. Basis adjustments are made to the carrying amounts of non-financial hedged items when the anticipated purchase transaction takes place.

The following table details the forward foreign currency contracts outstanding as at reporting date:

Outstanding contracts	Average exchange rate		Foreign currency		Contract value		Fair value
	June 30 2014	June 30 2013	June 30 2014	June 30 2013	June 30 2014	June 30 2013	June 30 2014	June 30 2013
			FC’000	FC’000	AUD ’000	AUD ’000	AUD ’000	AUD ’000

Buy US dollars
Less than 3 months	0.9327	—	2,577	—	2,751	—	15	—

Buy EUROs								—
Less than 3 months	0.6670	—	1,256	—	1,887	—	66

							81	—

The company regularly enters into contracts to purchase goods predominantly from suppliers in China and Singapore. The company regularly enters into forward foreign exchange contracts (for terms not exceeding 1 month) to commercially hedge the exchange rate risk arising from these anticipated future transactions. These contracts are marked to market at year end with the resultant profit or loss being included in the profit for the year.

(f)	Interest rate risk management

The company borrows interest free from shareholders to fund aspects of the business. Interest rate risk is not a significant risk. The facilities are reviewed annually.

(g)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the company. The company provides credit to customers who have certain credit metrics. Credit risk insurance is also in place.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

The company does not have any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics. The credit risk on liquid funds and derivative financial instruments is limited because the company has taken out trade credit insurance policies. In exceptional cases, the company accepts other securities (collateral), such as, guarantees. The insurance policies primarily cover the risk of loss of receivables arising from liquidation, bankruptcy, receivership, official management, deed of company agreement, assignment of debt and protracted debt.

The carrying amount of financial assets recorded in the financial statements, net of any allowances for losses, represents the company’s maximum exposure to credit risk without taking account of the value of any collateral obtained.

(h)	Liquidity risk management

Ultimate responsibility for liquidity risk management rests with the board of directors, who have built an appropriate liquidity risk management framework for the management of the company’s short, medium and long-term funding and liquidity management requirements. The company manages liquidity risk by ensuring facilities are available to meet any daily maximum requirement.

Liquidity and interest risk tables

The following tables detail the company’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the company can be required to pay. The table includes both interest and principal cash flows.

	Weighted average effective interest rate	Less than 1 month	1 to 3 months	3 months to 1 year	1 to 5 years	5+ years	Total
	%	AUD ’000	AUD ’000	AUD ’000	AUD ’000	AUD ’000	AUD ’000
2014
Non-interest bearing	—	10,955	—	—	—	—	10,955
Interest bearing	8.41	165	—	239	—	—	404

		11,120	—	239	—	—	11,359

2013
Non-interest bearing	—	14,719	—	—	—	—	14,719

		14,719	—	—	—	—	14,719

The following table details the company’s maturity for its non-derivative financial assets. The tables below have been drawn up based on the undiscounted contractual maturities of the financial assets including interest that will be earned on those assets except where the company anticipates that the cash flow will occur in a different period.

	Weighted average effective interest rate	Less than 1 month	1 to 3 months	3 months to 1 year	1 to 5 years	5+ years	Total
	%	AUD	AUD	AUD	AUD	AUD	AUD
2014
Non-interest bearing	—	17	7,804	510	—	—	8,331
Interest bearing	3.51	—	69	—	—	—	69

		17	7,873	510	—	—	8,400

2013
Non-interest bearing	—	5	7,851	300	—	—	8,156
Interest bearing	0.79	5,376	67	—	—	—	5,443
		5,381	7,918	300	—	—	13,599

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

(i)	Fair value of financial instruments

The directors consider that the carrying amounts of financial assets and financial liabilities recognised in the financial statements approximate their fair values.

The fair value of other financial assets and financial liabilities (excluding derivative instruments) are determined in accordance with generally accepted pricing models based on discounted cash flow analysis using prices from observable current market transactions.

Within the context of IFRS 9 the fair value of derivative financial assets and liabilities in the form of small scale technology certificates and forward foreign exchange contracts, are classified as a Level 2 fair value measurement, being derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices).

NOTE 24—RELATED PARTY TRANSACTIONS

(a)	Key management personnel compensation

The aggregate compensation made to directors and other members of key management personnel (including directors’ spouses) of the company is set out below:

	Year ended June 30, 2014	Year ended June 30, 2013
	AUD	AUD
Salaries and wages	213,300	190,000
Post employment obligations	19,200	17,100

	232,500	207,100

(b)	Shareholders’ loans

Details of shareholders’ loans are disclosed in Note 15 to the financial statements.

(c)	Loans to related parties

Details of loans to other related parties of the company are disclosed in Note 11 to the financial statements.

(d)	Transactions between Solar Juice Pty Limited and its other related parties

During the financial year, the following trading transactions occurred between the company and its other related parties:

	Sales of goods		Purchases of goods
	Year ended June 30, 2014	Year ended June 30, 2013	Year ended June 30, 2014	Year ended June 30, 2013
	AUD ’000	AUD ’000	AUD ’000	AUD ’000

Other related parties (i)	3,332	174	8,042	10,007

(i)	Other related parties of the company relate to entities under the common control of either Andrew Burgess, Rami Fedda or Simon Tan, shareholders and directors of the company.

Sales of goods to other related parties were made at the company’s usual list prices. Purchases from other related parties are made in arm’s length transactions both at normal market prices and on normal commercial terms unless otherwise stated.

The company also earned management fee income from other related parties of AUD68,000 in respect of shared services for the year ended June 30, 2014 (2013: AUD35,000)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

The following balances were outstanding at the end of the reporting period:

	Amounts owed by other related parties		Amounts owed to other related parties
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	AUD ’000	AUD ’000	AUD ’000	AUD ’000

Other related parties (i)	510	161	1,430	2,012

(i)	Amounts owed by other related parties are included in trade and other receivables under Note 10. Amounts owed to other related parties are included in trade and other payables under Note 14.

NOTE 25—EVENTS AFTER THE REPORTING PERIOD

Subsequent to year end, the company received a Notice to Produce Documents request from the Australian Customs Border Protection Service in relation to the tariff classification of certain imports, consistent with similar requests issued to other companies in the solar PV (photovoltaic) industry. Whilst no official claim for payment has been made on the company by the Australian Customs Border Protection Service, the company has submitted an application for an internal review via the Tariff Advice mechanism in January 2015 and is awaiting response from customs. Based on an internal review by management as well as external legal advice, the directors are confident that the company has classified its imports correctly and that no significant liability will arise. In the unlikely event of the Company being unsuccessful in this claim, the directors have estimated the liability (not including any penalties or charges if any) up to be AUD 0.8million and AUD 0.4million as of June 30, 2014 and 2013 respectively. Solar Juice is committed to working with key stakeholders including the Australian Customs Border Protection Service, The Clean Energy Council, and other industry members to obtain an industry representative solution to the Australian Customs investigation.

In November 2014, secured by all existing and future assets and undertakings owned by the Company and AUD 6.3 million limited guaranteed and Indemnity by the directors, Rami Fedda and Andrew Burgess, the Company was granted a Trade Finance – Imports facility AUD 6 million, which is to be used exclusively for international business purposes, namely to assist with the importation of goods into Australia from overseas. Individual drawdowns requested should match the underlying trade terms of the import transaction but total financing must not exceeding 120 days after arrival of the goods in Australia. The interest rate is variable based on basic rate (advised at drawdown) plus 1.25% per annum.

On August 25, 2014, Solar Juice PPA Pty Ltd, a 100% owned subsidiary of the Company, was established. This company was established to focus on the PPA (Power Purchase Agreement) business in Australia.

In November 2014, the loans to shareholders (disclosed in note 11) have been fully repaid.

In December 2014, the company was granted remission and refunded general interest charges and penalties for the amount of AUD300,717 by the Commissioner of Taxation. (This amount was paid before the end of June 2014 for the late lodgement and payment of income taxes for FY12 and FY13.)

In August, November and December 2014, the Company declared and paid dividends of AUD200,000, AUD500,000 and AUD100,000 respectively.

On May 28 2015, SPI China (HK) Limited, a wholly owned subsidiary of Solar Power, Inc., acquired 80% of the Company’s shares from the original shareholders. According to the terms agreed in the share purchase agreement between SPI China (HK) Limited and the original shareholders, the Company appointed four additional directors nominated by SPI on the same day.

In May 2015, the loans to other related parties (disclosed in note 11) have been fully repaid.

Other than the above, there has not been any matter or circumstance, other than that referred to in the financial statements or notes thereto, that has arisen since the end of the financial year, that has significantly affected, or may significantly affect, the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.